Exhibit 10.1

FORM OF WARRANT REPURCHASE AGREEMENT

THIS WARRANT REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March [●], 2021 by and among Savara Inc., a Delaware corporation (the “Company”), and the entities listed on Exhibit A (each, a “Seller”).

WHEREAS, each Seller owns a warrant dated December 24, 2019 (the “Warrant”) to purchase the number of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), set forth opposite each Seller’s name on Exhibit A;

WHEREAS, the Company proposes to issue shares of Common Stock in a public offering pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Public Offering”); and

WHEREAS, in connection with the Public Offering, the Company desires to buy from each Seller, and such Seller desires to sell to the Company, its Warrant on the terms and conditions set forth herein (such mutual agreement to purchase, transfer and sell the Warrants being herein referred to as the “Repurchase”);

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, the parties do hereby agree as follows:

Section 1.    Purchase and Sale.

1.1    Purchase of Warrant. Each Seller, severally and not jointly, hereby irrevocably agrees to sell, assign and transfer its Warrant to the Company, and the Company irrevocably agrees to purchase the Warrant from each such Seller, in each case on the terms and subject to the conditions provided for in this Section 1. At the Closing (as defined in Section 1.4), in full consideration of the Repurchase, the Company shall pay to each Seller cash via wire transfer in “same-day” funds an amount equal to $0.15 per share of Common Stock underlying the Warrant, resulting in an aggregate purchase price set forth opposite such Seller’s name on Exhibit A (the “Purchase Price”). Upon receipt by the Seller of the Purchase Price set forth opposite such Seller’s name on Exhibit A, the Seller shall have sold, assigned and transferred to the Company its Warrant, at which time such Warrant shall automatically terminate and no longer be of any force or effect.

1.2    Delivery of Cancelled Warrant. On or promptly after receipt by a Seller of the Purchase Price, such Seller shall deliver its Warrant, marked “CANCELLED”, to the Company; provided that such surrender shall not be a condition to cancellation, which cancellation shall occur immediately upon receipt by the Seller of the Purchase Price.

1.3    No Exercise of Warrants Prior to Closing Date. From and after the date hereof until the Closing, the Seller agrees to refrain from exercising its right to exercise its Warrant. Notwithstanding anything else in this Agreement, if the Seller does not receive the Purchase Price from the Company at the Closing, then the Seller shall retain all its rights under the Warrant, including its right to exercise the Warrant into shares of Common Stock as provided in the Warrant.

1.4    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur immediately prior to the closing of the Public Offering.

Section 2.    Representations and Warranties of Seller. Each Seller, severally and not jointly, represents and warrants to the Company, on the date hereof and as of immediately prior to the Closing, as follows:

2.1    Authorization.

(a)    Such Seller is a business entity duly organized, validly existing and in good standing under the laws of the state of its formation with all requisite business entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Seller has all requisite business entity power to execute and deliver this Agreement and all other agreements and documents contemplated hereby and to perform such Seller’s obligations thereunder.

(b)     This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, such Seller, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought (the “Equitable Exceptions”).

2.2    Warrant of the Seller. Such Seller owns of record and beneficially good and valid title to the Warrant, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, rights or restrictions of any character whatsoever other than standard state and federal securities law private offering legends and restrictions (collectively, “Liens”).

2.3    No Violations. The execution, delivery and performance by such Seller of this Agreement and the other agreements and documents contemplated hereby and the consummation by the Seller of the transactions contemplated hereby will not (a) violate any statute, rule, regulation, order or decree of any public body or authority by which such Seller or the Warrant is bound or (b) result in a violation or breach of, or constitute a default under, or result in the creation of any Lien upon, or create any rights of termination, cancellation or acceleration in any person with respect to any agreement, contract, license, franchise, permit, indenture, mortgage or instrument to which such Seller is a party or by which the Warrant is bound.

2.4    Consents. No consent, approval or other authorization of any governmental authority or under any contract or other agreement or commitment to which the Seller is a party or by which such Seller or the Warrant is bound is required as a result of or in connection with the execution or delivery of this Agreement and the other agreements and documents to be executed by such Seller or the consummation by such Seller of the transactions contemplated hereby.

2.5    Receipt of Information. Such Seller has received all the information that it considers necessary or appropriate for deciding whether to enter into this Agreement and perform the obligations set forth herein. Such Seller hereby represents that such Seller has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company, including, without limitation, any strategic transaction, public securities offering, or similar transaction which have been, are being or may be contemplated by the Company. Such Seller hereby acknowledges that any future sale or purchase of shares of the Company’s capital stock could be at a premium or a discount relative to the Purchase Price being paid to such Seller, and that such sale or purchase could occur at any time or not at all. Such Seller further acknowledges that except for the express representations and warranties made by the Company in Section 3, the Company has not made any representation or warranty to the Seller with respect to the transactions contemplated under this Agreement.

Section 3.    Representations and Warranties of the Company. The Company represents and warrants to each Seller, on the date hereof and as of immediately prior to the Closing, as follows:

3.1    Organization and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has all requisite corporate power to execute and deliver this Agreement and all other agreements and documents contemplated hereby and perform its obligations thereunder. The execution and delivery of this Agreement and such other agreements and documents by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company and no other corporate action on the part of the Company is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the Equitable Exceptions.

3.2    No Violations. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by the Company and the consummation by the Company of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or Bylaws of the Company, (b) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or its properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any agreement, contract, indenture, mortgage or instrument to which the Company is a party or any of its properties or assets is bound.

3.3    Consents. No consent, approval or other authorization of any governmental authority or under any contract or other agreement or commitment to which the Company is a party or by which the Company is bound is required as a result of or in connection with the execution or delivery of this Agreement and the other agreements and documents to be executed by the Company or the consummation by the Company of the transactions contemplated hereby.

Section 4.    No Further Rights or Obligations. Effective as of the Closing and the payment of the Purchase Price to the Sellers in accordance with Section 1.1, neither the Sellers nor the Company shall have any further rights or obligations under the Warrants or with respect to any shares of Common Stock issuable thereunder.

Section 5.    General.

5.1    Entire Agreement. This Agreement (including the exhibit hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the Repurchase hereunder.

5.2    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by the Sellers without the prior written consent of the Company, and any purported assignment in violation of this Section 5.2 shall be null and void.

5.3    Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

5.4    Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

5.5    Notices. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (a) delivered personally, (b) sent by electronic transmission, (c) delivered by overnight express or (d) sent by registered or certified mail, postage prepaid, as follows:

If to Seller: to the address listed in the Company’s records or to such other address as subsequently modified by written notice given in accordance with this Section 5.5.

If to the Company:

Savara Inc.

6836 Bee Cave Road

Building III, Suite 200

Austin, Texas 78746

Attention: Corporate Secretary

Email: [●]

5.6    Governing Law. This Agreement shall be construed in accordance with laws of the State of Delaware, without regard for its conflict of law principles.

5.7    Expenses. The Company, on the one hand, and each Seller, on the other hand, shall be solely responsible for their respective costs and expenses incurred in connection with the transactions contemplated hereby.

5.8    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.9    Third Party Beneficiaries. Except as set forth in this Agreement, no person or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

5.10    Termination. This Agreement shall automatically terminate and be of no further force or effect if the Public Offering is not completed on or prior to March 31, 2021.

5.11    Further Assurances. Each party hereto agrees (a) to furnish upon request to each other party hereto such further information, (b) to execute and deliver to each other party hereto such other documents, and (c) to do such other acts and things, all as any other party hereto may reasonably request for the purpose of carrying out the intent and purpose of this Agreement.

[Signature page(s) to follow.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

COMPANY:

SAVARA INC.

By:
Name:
Title:

SAVARA INC.

SIGNATURE PAGE TO WARRANT REPURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:

[●]

By:
Name:
Title:

SAVARA INC.

SIGNATURE PAGE TO WARRANT REPURCHASE AGREEMENT

Exhibit A

Schedule of Sellers

Seller	Shares of Common Stock Issuable Pursuant to Warrant	Aggerate Purchase Price

TOTAL	0	$0